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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Policy Management Systems Corporation on Form S-8 (File No. 33-59555) of our report dated June 28, 1995, on our audits of the financial statements of the Policy Management Systems Corporation 401 (k) Retirement Savings Plan as of December 31, 1994 and 1993, and for the years then ended, which report is included in this Annual Report on Form 11-K.

Coopers & Lybrand
Atlanta, Georgia
July 14, 1995